Exhibit 16.1

May 4, 2006

Securities and Exchange Commission

100 F. Street, N.E.

Washington, DC 20549

Re:	Oakmont Acquisition Corp.
File Ref No: 000-51423

Ladies and Gentlemen:

We have read the statements made by Oakmont Acquisition Corp. in Item 4.01 of accompanying Form 8-K, which is being filed with the Securities and Exchange Commission. We agree with the statements therein concerning our firm.

Very truly yours,

GOLDSTEIN GOLUB KESSLER LLP